Exhibit 10.5

CONFIDENTIAL TREATMENT

AMENDMENT TO SERVICES AGREEMENT

AMENDMENT, made as of the 18th day of July, 2007, to that certain SERVICES AGREEMENT (the “Agreement”), dated March 3, 2005 by and between Kayak Software Corporation, a Delaware corporation with its address at 27 Ann Street, Norwalk, CT 06854 (“Kayak”) and ITA Software, Inc., a Delaware corporation with its address at 141 Portland Street, 7th Floor, Cambridge, MA 02139 (“ITA”).

WHEREAS, the Agreement provides for Kayak to submit Queries about Participating Carriers to the ITA Software (all, as defined in the Agreement) and receive responses therefrom; and

WHEREAS, ITA and Kayak wish to amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1.	DEFINITIONS

Section 1 of the Agreement is hereby amended to include the following definitions:

(r)	“Domestic Kayak Search” means a request from an Online User to Kayak for information about airfare for an itinerary that includes only origins, stops and destinations that are Domestic Locations and that is based upon a point of sale that is a Domestic Location.

(s)	“International Kayak Search” means any request from an Online User to Kayak that is not a Domestic Kayak Search.

(t)	“ITA Customer” means a party that has entered into an agreement with ITA for the use of the ITA Software. ITA may inform Kayak from time to time of the identity of ITA Customers.

(u)

“Referral” means any instance in which an Online User is redirected to any web site (such as, but not limited to an airline site) or travel agent in a user session that includes a result generated by the ITA Software in response to a Query (irrespective of whether the Query was a Domestic Query or and International Query). For the avoidance of doubt, a “Referral” shall also include Referrals to airline web sites or other web sites or parties from a result or itinerary that was not generated by the ITA Software (i.e., to a carrier for which ITA may not have data, or for an itinerary which Kayak may have generated from a source other than the ITA Software e.g., by “screen-scraping” another web site), so long as the user session in question also included a Query to the ITA Software, Notwithstanding the foregoing, “Referral” shall not include instances in which an Online User is redirected to any website from an advertisement,

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

promotion, link, pointer, sponsorship, or similar promotional service (collectively, “Advertisements”) which may appear on the same page as a list of itineraries or trips even if such list includes one or more results generated by the ITA Software, so long as (1) in any list (or other arrangement of information, which, for the avoidance of doubt, can span one or more pages) that contains a result generated by the ITA Software, each and every result contained therein contains a prominent clickable link, readily apparent to the Online User, which can lead to a Referral, (2) the Advertisement is not visually attached, connected or related to any result or results in a list (or other arrangement of information) that contains a result generated by the ITA Software (i.e. Advertisements must be on a clearly distinct section or portion of the screen), (3) the Advertisement does not contain any flight or itinerary specific information (e.g. flight number, carrier, fare, flight times) related to the Online User’s Query (regardless of whether or not such flight specific information was returned by the ITA Software).

2.	SERVICES TO BE PROVIDED

A.	Section 2(a) of the Agreement is hereby deleted and replaced with the following:

Description of Services. ITA agrees that Kayak is granted a nonexclusive right to access the ITA Software and submit Queries about Participating Carriers to the ITA Software, and that ITA will operate the ITA Software and return responses about Participating Carriers to Kayak; such Queries and responses to be in accordance with the Documentation. []* ITA will not be obligated to return responses that include any carriers other than Participating Carriers. Except as provided herein and in Exhibit B, Kayak will not be obligated to pay any service, license or other fees for the rights granted hereby. Kayak may use any response returned by the ITA Software to provide travel planning and related services to the Online User that submitted the Query within a one hour user session, and for no other purpose. Notwithstanding the foregoing limitation, Kayak may retain the single best fare displayed to an Online User for a particular itinerary in order to populate a cache containing the single lowest fare that has been displayed on the Site for a particular origin and destination pair in the preceding seven days (the “Permitted Cache”). The Permitted Cache may contain only origin and destination pairs and fares, and Kayak may retain no more than one fare for each origin and destination pair on a given pair of travel dates. Information from the Permitted Cache may be used solely for promotional activities calculated to lead to Referrals. Under no circumstances may Kayak respond to a Domestic or International Kayak Search with information from the Permitted Cache. No other caching of information returned by the ITA Software, whether received directly from ITA Software, or indirectly from another ITA Customer, shall be permitted. The foregoing provisions will apply to any third party (other than an Online User) which Kayak permits to perform Queries to the ITA Software, whether directly under this Agreement or pursuant to any agreement between Kayak and another ETA Customer.

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

B.	The following subsection (g) is hereby added to Section 2 of the Agreement;

(g) White Label Sites. Kayak may not allow []*, or another entity of similar size in the search field or similar prominence in the search field, to submit Queries to the ITA Software, unless the following conditions are fulfilled (a site fulfilling such conditions is referred to as a “White Label Site”, provided that for the purposes of the following, the “White Label Site” will be deemed to be the web site or page where the search results generated by the ITA Software are displayed, currently described in Kayak’s agreements with its partners as a “Co-Branded Site”):

(i) Kayak must provide the White Label Site with a product which incorporates both QPX shopping and the other functionality offered by Kayak (i.e., data from other sites, the ability to generate Referrals), and that consists of materially greater functionality than that of QPX alone;

(ii) the White Label Site must not contain any air-related functionality other than that provided by Kayak, and must otherwise have substantially the same functionality as the Kayak site, but be branded with both the Kayak and the other party’s brand;

(iii) Queries will not be submitted to QPX directly from the White Label Site, but instead will go through the Kayak presentation layer code (i.e., all white label customers will gain access to Kayak via a Kayak-provided API);

(iv) the White Label Site must not contain any files related to air functionality that are not supplied by Kayak other than static files such as .gif or .jpeg files; i.e., the white label customer may customize only the “front end” appearance of the White Label Site;

(v) Upon ITA’s request, Kayak will provide ITA a list of third parties with whom Kayak has entered into arrangements to provide a White Label Site; and

(vi) The other restrictions set forth in this Agreement with respect to the use of the ITA Software will apply to any White Label Site as well as to Kayak, and Kayak agrees that either (A) Kayak will be liable to ITA for violation by the other party of such restrictions or (B) it will enter into an enforceable agreement with respect to such restrictions with the other party to which Kayak is providing the White Label Site, and ITA will be the intended third party beneficiary thereof.

3.	FEES AND EXPENSES

A.	Section 4(d) of the Agreement (“Audit Rights”) is hereby deleted.

B.	Section 4(c) of the Agreement (“Payment Terms”) is hereby deleted.

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

C.	Section 4(b) of the Agreement is hereby deleted and replaced with the following:

(b) Service Fee. Kayak shall pay for use of the ITA Software on a []* basis, subject to a []* as set forth below:

[]*

(iv) Reporting and Payment Terms. No later than fifteen days after the end of each Agreement Month, Kayak will report to ITA the total number of Queries done, Referrals made and the Actual Referral Percentage for such Agreement Month. Concurrent with such reporting, Kayak shall pay the greater of []* and the []* for that Agreement Month.

(v) Audit Rights. ITA will have the right, on not more than one occasion during each Agreement Year, to retain a third-party accounting firm to audit the number of Referrals and the Actual Referral Percentage reported by Kayak pursuant to this Section 4, in which event, Kayak will make available to such firm the records upon which such certifications were based. The expense of any such audit will be borne by ITA, except that in the event such auditors determine that the number of Referrals was underreported by Kayak by more than 10%, or that the Actual Referral Percentage reported by Kayak was inflated, then Kayak shall bear the cost of the audit.

4.	TERM

Section 5(a) of the Agreement is hereby amended to read:

Term of Agreement. This Agreement shall terminate on December 31, 2011.

5.	MISCELLANEOUS

The following subsection (j) is hereby added to Section 13 of the Agreement (“Miscellaneous”).

(j) Additional Service Commitments.

i. []*

ii. In addition to the foregoing, and in addition to the service levels set forth in Exhibit B, in the event that Kayak determines, in good faith, (A) that there has been a material degradation in the performance of the ITA Software (measured against the preceding three-month period), (B) that said degradation has caused or threatens to cause a material adverse impact to Kayak’s business ((A) and (B) shall collectively be referred to as a “Material Degradation”), and (C) that ITA, in the performance of its obligations hereunder has not adequately addressed said Material Degradation, ITA will, upon written notice of the foregoing, make available a “C” level executive (i.e. CEO, CCO, COO, etc.) to meet with Kayak, which executive will make all reasonable

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

business efforts to resolve the issue to Kayak’s reasonable satisfaction. For the avoidance of doubt, if ITA determines, in good faith, that the cause of the Material Degradation is (X) beyond ITA’s reasonable control, and/or (Y) such that other customers of ITA or of competitive pricing systems are experiencing a similar degradation to the Material Degradation, the matter shall be deemed to not be subject to the Additional Service Commitment set forth in this Section 13(j)(ii).

6.	EFFECT ON AGREEMENT

Except as specifically amended hereby, the Agreement shall remain in all respects in full force and effect.

7.	COUNTERPARTS

This Amendment may be signed in one or more counterpart copies, all of which together shall constitute one Agreement and each of which shall constitute an original.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

KAYAK SOFTWARE CORPORATION

By:	/s/ Keith Melnick
Keith Melnick, EVP Corporate
Development

ITA SOFTWARE, INC.

By:	/s/ Jeremy Wertheimer
Jeremy Wertheimer, President

5

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.